                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT, dated as of May 13, 2002 (this "Agreement"), is made and entered into by and among Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), and each of the persons signatory and listed on Annex A hereto (collectively, the "Purchasers" and each, a "Purchaser").

                                    RECITALS

        WHEREAS, the Company has proposed to create and issue a new series of debt securities (the "New Notes") with economic terms and conditions substantially similar to the Company's currently outstanding 13 3/8% Convertible Senior Subordinated Notes due 2003 (the "13 3/8% Notes");

        WHEREAS, the Company and each Purchaser desire, on the terms and conditions set forth herein, that each Purchaser shall purchase an amount of New Notes.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        SECTION 1.    PURCHASE OF NEW NOTES FOR CASH

        1.1 Purchase. Subject to the terms and conditions hereof, each Purchaser agrees severally and not jointly to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing the principal amount of New Notes as set forth opposite such Purchaser's name on Annex A hereto. The aggregate principal amount of the New Notes to be issued hereunder is $21,479,000. In consideration for the issuance of such New Notes, each Purchaser shall pay to the Company at Closing the dollar amount set forth opposite such Purchaser's name on Annex A hereto. The Purchasers shall pay an aggregate of $16,000,160.90 for the New Notes issued hereunder.

        1.2 Terms of New Notes; Indenture. The economic terms and conditions of the New Notes will be substantially similar to the terms and conditions of the 13 3/8% Notes. The New Notes will be issued pursuant to an Indenture to be dated as of the Closing Date, in form and substance reasonably acceptable to the Company and the Purchasers (the "Indenture") between the Company and The Bank of New York (or another trustee as agreed by the Company and the Purchasers), as trustee (the "Trustee"), which Indenture will be substantially similar to the Indenture, dated as of August 1, 2001, between the Company, as issuer, and The Bank of New York, as trustee, with respect to the 13 3/8% Notes. (Notwithstanding the foregoing, for purposes of the Indenture governing the New Notes, the term "Additional Interest" shall be defined to mean the sum of (i) $200.625 and (ii) the amount of interest payable per $1,000 principal amount of New Notes from the Closing Date to June 30, 2002, and less any interest actually paid or provided for with respect to such New Notes prior to the conversion date. In addition, a holder of New Notes shall be entitled to receive such Additional Interest if such New Notes are converted to Common Stock on or prior to December 31, 2003). In addition, the Indenture shall contain provisions reasonably satisfactory to the Company and the Purchasers to the effect that:

               (a) during the period beginning on the Closing Date and ending nine months after the Closing Date, the Company shall not (and shall cause its subsidiaries not to), without the prior written consent of the holders of sixty percent (60%) of the then outstanding principal amount of New Notes, (i) incur or guarantee any indebtedness that is senior to or pari passu with the New Notes in right of payment if the consideration for such issuance is other than cash or (ii) issue for cash consideration any indebtedness that is senior to or pari passu with the New Notes in right of payment if the proceeds of such consideration are to be used, directly or indirectly, to pay, redeem or retire any of the Company's 6 3/8% Convertible Subordinated Debentures due 2004, any of the Company's 7 1/4% Convertible Subordinated Debentures due 2005 or any of the Company's 13 3/8% Convertible Senior Subordinated Notes due 2003 (or any refinancings thereof);

               (b) during the period beginning on the Closing Date and ending upon the effectiveness of the Shelf Registration Statement (subject to the re-commencement of such period if such registration statement ceases to be effective or usable by the Purchasers for any reason for periods other than the mutually-agreed blackout periods contemplated by the Registration Rights Agreement), the Company shall not (and shall cause its subsidiaries not to), without the prior written consent of the Purchasers, incur or guarantee any indebtedness or issue any equity securities, except for issuances of equity pursuant to the existing requirements of the Company's obligations under (i) the Company's convertible debt securities outstanding on the date hereof; (ii) the Company's employee benefit plans existing on the date hereof; and (iii) the New Notes; and

               (c) that if the Company effectuates a reverse stock split of the Company's common stock, par value $1.00 per share (the "Common Stock") prior to 90 days after the Securities and Exchange Commission (the "SEC") has declared effective the Shelf Registration Statement (as defined below), the conversion price related to the New Notes shall be adjusted on the 15th day following the expiration of the Pricing Period (as defined below) by multiplying the existing conversion price by a fraction, the numerator of which shall be the volume weighted average price of the Common Stock for the period beginning on the 11th trading day following the effective date of the reverse stock split and ending on the 30th trading day following the effective date of the reverse stock split (such period being the "Pricing Period") and the denominator of which shall be the volume weighted average price of the Common Stock for the five trading day period ending on the earlier of (i) the date that the Company publicly discloses its intention to effectuate (or consider) such reverse stock split through a press release, proxy materials or other means or (ii) the date that the Company publicly discloses that it has received any notice or other communication from the New York Stock Exchange to the effect that the Common Stock will be de-listed.


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

Notwithstanding the foregoing, nothing in the Indenture shall prohibit or restrict the Company (or any subsidiary) from entering into one or more senior secured credit facilities and granting liens against the assets of the Company and its subsidiaries, provided that the proceeds of any such senior secured credit facility may not be used, directly or indirectly, to pay, redeem or retire any of the Company's 6 3/8% Convertible Subordinated Debentures due 2004, any of the Company's 7 1/4% Convertible Subordinated Debentures due 2005 or any of the Company's 13 3/8% Convertible Senior Subordinated Notes due 2003 (or any refinancings thereof). The Company shall not take (or permit any of its subsidiaries to take) any action prior to the Closing Date that would be prohibited by the foregoing provisions subsequent to the Closing Date.

        1.3 Registration Rights. The New Notes will be subject to the registration rights set forth in a registration rights agreement among the Company and the Purchasers, dated as of Closing Date, and in form and substance reasonably acceptable to the Company and the Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to use its best efforts to file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale of the New Notes and the Common Stock issuable upon conversion of the New Notes (the "Shelf Registration Statement") and to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the prospectus forming part thereof to be usable by Purchasers for a period of two years after the Closing Date or, if earlier, when all of the registrable securities covered by such Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder, (ii) become eligible for resale pursuant to Rule 144(k) under the 1933 Act or (iii) cease to be registrable securities under the Registration Rights Agreement. The Registration Rights agreement will provide, among other things, that if the Shelf Registration Statement is not declared effective by the SEC within 90 days after the Closing Date, then on the 91st day after the Closing Date, the Company shall make a cash payment to the holders of the New Notes equal to $7.4492 for each $1,000 principal amount of the New Notes held. If the Shelf Registration Statement is not declared effective by the SEC within 120 days after the Closing Date, then on the 121st day after the Closing Date (or the 5th day after the date on which such Shelf Registration Statement ceases to be effective or usable by the Purchasers for any reason for any period other than the mutually-agreed blackout periods contemplated by the Registration Rights Agreement) and on each date which is 30 days after any such date, the Company shall make a cash payment to the holders of the New Notes equal to $10 for each $1,000 principal amount of the New Notes held, until such time as the Shelf Registration Statement shall be declared effective by the SEC, at which time the Company's obligation to make such cash payments shall cease. No additional interest shall be payable on the New Notes due to any delay in having the Shelf Registration Statement declared effective by the SEC.

        SECTION 2. CLOSING.

        2.1 Closing. Upon satisfaction of the conditions set forth in Sections
6.1 and 6.2, the closing of the transactions contemplated hereby shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, on May 17, 2002 (the "Closing Date"), or at such other time and place as the parties may agree (the "Closing").

        2.2 Delivery at the Closing. Deliveries of certificates for the New Notes shall be made at the Closing and payment of the purchase price for the New Notes shall be made by the Purchasers via wire transfer of immediately available funds contemporaneous with Closing to the Company at Bank of America, Coeur d'Alene, Idaho, ABA #125000024, Account #67520304, Beneficiary: Coeur d'Alene Mines Corporation, Reference: New Note Proceeds. Certificates for the Notes shall be in such denominations as the Purchasers may request in writing prior to the Closing Time. Each global certificate representing New Notes shall be registered in the name of Cede & Co. pursuant to the Letter of Representations with The Depository Trust Company ("DTC"). DTC will credit the accounts of the Purchasers to reflect their purchase of the New Notes acquired by them hereunder.

        SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, except as set forth in any publicly available report, schedule, form, statement and other document filed by the Company with the SEC on or after March 29, 2002 and on or before the date hereof (together with other publicly available documents filed by the Company with the SEC on or after March 29, 2002 and on or prior to the date hereof that revise or supersede earlier filed documents, the "SEC Reports"), as follows:

        3.1 SEC Reports. The Company has timely filed all required reports with the SEC since January 1, 1999. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. None of the SEC Reports as of their respective dates contained, and none of the SEC Reports as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except to the extent corrected by a subsequently filed SEC Report).

        3.2 Financial Statements. The financial statements of the Company included in the SEC Reports (a) complied as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) have been prepared (i) in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC), (ii) on a consistent basis for all periods presented (except as may be indicated in the notes thereto), and (iii) in accordance with the books and records of the Company, (c) are complete and correct in all material respects, and (d) fairly present in all material respects the financial condition of the Company as at said dates, and the results of operations and cash flows for the periods stated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        3.3 No Material Adverse Change in Business. Since December 31, 2001, except as otherwise stated in the SEC Reports, as contemplated therein or as set forth in Schedule 5.3 attached hereto, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the revenues, earnings, business or affairs of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries considered as a whole, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock other than regular quarterly dividends on the Company's Common Stock.

        3.4 Due Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Idaho, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted and to enter into and perform its obligations under this Agreement, the Indenture, the New Notes, the Registration Rights Agreement; the Company is duly qualified or registered as a foreign corporation and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

        3.5 Due Organization and Good Standing of Significant Subsidiaries. Each subsidiary of the Company that is a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X, a "Significant Subsidiary") has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of its jurisdiction of organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), with all requisite power and authority to own, lease and operate its properties and to conduct its business as being conducted; and each Significant Subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

        3.6 Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries (except for directors' qualifying shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right (collectively, "Liens"); and none of the issued and outstanding capital stock or other equity interests of the Company or any of its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party.

3.7 Capitalization. The authorized, issued and outstanding capital stock and long-term indebtedness of the Company is as set forth in Schedule 3.7 attached hereto, as of the dates set forth on such schedule; and there has not been (A) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities or benefit or compensation plans described in the SEC Reports or (B) any subsequent increase exceeding five percent of the amount shown under the heading "Other long-term liabilities", if any, in the outstanding principal amount of other long-term liabilities, except as otherwise disclosed in the SEC Reports.

        3.8 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"). Each of the Indenture, the New Notes and the Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company upon the Closing Date will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by the Enforceability Exceptions and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

        3.9 Not an Investment Company. The Company has conducted, and as of the date hereof intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Rules and Regulations thereunder.

        3.10 Absence of Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, bylaws or other organizational documents, as the case may be; none of the other subsidiaries of the Company are in violation of their respective charter, bylaws or other organizational documents, as the case may be, in any material respect; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of their respective properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the New Notes, the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement, and compliance by the Company with the terms of this Agreement, the Indenture, the Registration Rights Agreement, the New Notes, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults or Liens that, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will any of the foregoing result in any violation of the provisions of the charter, bylaws or other organizational documents of the

Company or any of its subsidiaries or any violation by the Company or any of its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, governmental authority, agency or instrumentality or court (collectively, "Governmental Entities").

        3.11 Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, has been threatened, and the Company has not received written notice of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        3.12 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is not disclosed in the SEC Reports and which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement or the performance by the Company of its obligations hereunder, thereunder or under the New Notes; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Reports, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

        3.13 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery or performance by the Company of its obligations under this Agreement, the Indenture, the New Notes, the Registration Rights Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except as may be required under the securities laws of the various states and foreign jurisdictions in which the New Notes will be offered and sold or as may be required by the Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

        3.14 Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not result in a Material Adverse Effect; each of the Company and its subsidiaries is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of

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any Governmental Licenses which would, singly or in the aggregate, result in a
Material Adverse Effect.

        3.15 Title to Property. Each of the Company and its subsidiaries has good and marketable title to all of their respective real properties owned by them and good title to their respective personal properties owned by them, in each case free and clear of all Liens, except (i) as disclosed in the SEC Reports or (ii) as does not have a Material Adverse Effect and does not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries considered as a whole; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as a whole, and under which the Company or any of its subsidiaries holds properties, are in full force and effect and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except where such claims would not reasonably be expected to result in a Material Adverse Effect.

        3.16 Intellectual Property. Each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

        3.17 No Registration. Subject to the accuracy of the representations of the Purchasers, and except as otherwise contemplated in the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the New Notes to the Purchasers in the manner contemplated by this Agreement (it being understood that the aforementioned representation shall not cover any subsequent resales of the New Notes) to register the New Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

        3.18 Ore Reserve Reports. All of the information provided by the Company in connection with the preparation of its ore reserve reports was, at the time provided, and continues to be as of the date hereof, true and correct in all material respects. The Company believes that all of the assumptions made by its internal Ore Reserve Committee and/or independent third parties in reaching the conclusions stated in the ore reserve reports are reasonable and appropriate, and that the production estimates of the Company which are based on the ore reserve reports are reasonable and appropriate.

        3.19 Mining Rights. The Company or each of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the SEC Reports is located, in the ore bodies and mineral inventories described in the SEC Reports (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or each of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, either the Company or each of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or each of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the SEC Reports and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the SEC Reports, with only such exceptions as are described in the SEC Reports or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect.

        3.20 Independent Auditors. Ernst & Young LLP, who has reported upon the fiscal year 1998 audited financial statements of the Company, and Arthur Andersen LLP, who has reported upon the fiscal year 1999, fiscal year 2000 and fiscal year 2001 audited financial statements of the Company, are, and during the periods covered by the reports were, independent of the Company as defined under the Securities Act.

        3.21 Regulation M. The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the New Notes.

        3.22 Environmental Matters. Except as disclosed in the SEC Reports and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration, reclamation of or compensation for natural resources (collectively, "Environmental Laws"),
(ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

        3.23 Common Stock. Except as set forth on Schedule 3.23 attached hereto, the Company has not received any notice from the New York Stock Exchange regarding the de-listing of its Common Stock and the board of directors of the Company has not taken any action to de-list the Company's Common Stock from the New York Stock Exchange or to effect any stock split, reverse stock split or similar transaction relating to the Company's Common Stock.

        SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants to the Company that:

        4.1 Investment Intent. The Purchaser is acquiring the New Notes pursuant to this Agreement with its own funds or property for its own account and not as a nominee or agent for the account of any other person. The Purchaser is purchasing the New Notes for investment purposes and not with a view to the sale or distribution of any New Notes in contravention of the Securities Act.

        4.2 No Public Offering. The Purchaser is able to bear the economic risk of its investment in the New Notes. The Purchaser is aware that it must be prepared to hold the New Notes for an indefinite period and that the New Notes have not been, and when issued will not be, registered under the Securities Act or registered or qualified under any state securities law, on the ground that the New Notes are being issued by the Company without any public offering within the meaning of Section 4(2) of the Securities Act. The Purchaser understands that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

        4.3 Receipt of Information. The Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the New Notes. The Purchaser has had an opportunity to discuss the terms and conditions of the offering of the New Notes and the Company's business, management and financial affairs with the Company's management and to obtain additional information necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser is not subscribing for the New Notes as a result of, or subsequent, to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or any solicitation of a subscription by any person not previously known to the Purchaser in connection with investments in securities generally.

        4.4 Securities will be "Restricted Securities". The Purchaser understands that the New Notes, and any shares of Common Stock issued upon any conversion thereof occurring prior to the effectiveness of the Shelf Registration Statement, will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and, accordingly, that the New Notes may not be sold, transferred or otherwise disposed of and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands and agrees that, except as provided herein and in the Registration Rights Agreement, the Company is not under any obligation to register the New Notes under the Securities Act. The Purchaser is aware that the New Notes (and any common stock issued on the conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of that Rule are met or such rule is no longer applicable.

        4.5 Accredited Purchaser. The Purchaser has been advised or is aware of the provisions of Regulation D under the Securities Act relating to the accreditation of Purchasers, and the Purchaser is an "accredited purchaser" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

        4.6 Sophistication of the Purchaser. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment contemplated by this Agreement and has the capacity to protect its own interests. The Purchaser acknowledges that investment in the New Notes is highly speculative and involves a substantial and high degree of risk of loss of the Purchaser's entire investment. The Purchaser has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of the investment for an indefinite period of time and has no need for liquidity of the investment in the New Notes and could afford complete loss of such investment.

        4.7 Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

        4.8 Due Organization and Good Standing of the Purchaser. The Purchaser has been duly organized and is validly existing as an entity in good standing under the laws of the state of its organization, with all requisite power and authority under such laws to enter into and perform its obligations under this Agreement and the Registration Rights Agreement.

        4.9 Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement is limited by the Enforceability Exceptions. Prior to the Closing, the Registration Rights Agreement will have been duly authorized, and when executed and delivered by the Purchaser upon the Closing Date will constitute a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent enforceability may be limited by the Enforceability Exceptions and except that enforcement of rights to indemnification and contribution contained therein may be limited by applicable federal or state laws or the public policy underlying such laws.

        4.10 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser which could materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Purchaser of its obligations hereunder.

        4.11 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery or performance by the Purchaser of its obligations under this Agreement, the Registration Rights Agreement, or the consummation by the Purchaser of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as may be required under the securities laws of the various states and foreign jurisdictions in which the New Notes will be offered and sold or as may be required by the Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

        4.12 Financial Wherewithal. Purchaser has and will have on the Closing Date sufficient liquidity to pay the cash consideration set forth opposite its name on Annex A attached hereto.

        SECTION 5. COVENANTS.

        5.1 Notices of Certain Events. From the date hereof to the Closing Date, each party shall promptly notify the other parties, of:

               (i) the receipt by the Company or any of the Purchasers of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) the receipt by the Company or any of the Purchasers of any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement;

               (iii) the Company or any of the Purchasers obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or any of the Purchasers, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

               (iv) the Company or any of the Purchasers obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

        5.2 Efforts.

               (a) The Company shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of the Company, and to make, or cause to be made, all filings required to be made by the Company necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company required to be obtained by the Company, and (ii) defend against and respond to any action, suit, proceeding or investigation against the Company relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions the Company is required to fulfill with respect to the transactions contemplated hereby.

               (b) Each Purchaser shall cooperate and use commercially reasonable efforts to take, or cause to be taken, all appropriate action required of each such Purchaser, and to make, or cause to be made, all filings required to be made by each such Purchaser necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, commercially reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with each such Purchaser required to be obtained by each such Purchaser and (ii) defend against and respond to any action, suit, proceeding or investigation against each such Purchaser relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions each such Purchaser is required to fulfill with respect to the transactions contemplated hereby.

        5.3 Expenses. The Company shall be responsible for all of its expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and delivery to the Purchasers of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the New Notes, (ii) the preparation, issuance and delivery of the certificates for the New Notes to the Purchasers, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) any rating agency fees and (v) the fees and expenses of the Trustee appointed under the Indenture, including the fees and disbursements of counsel for the Trustee. In addition, the Company agrees to promptly reimburse the Purchasers for the reasonable fees and expenses of Latham & Watkins, counsel for the Purchasers, in connection with the transactions contemplated hereby (including the reasonable fees and expenses incurred in the preparation of any 13D/13G filing which any Purchaser is required to make as a result of the transactions contemplated herein) upon submission of reasonable invoices for the services of Latham & Watkins (subject to maintenance of the attorney-client privilege between Latham & Watkins and the Purchasers).

        5.4 Agreement Regarding Conversion; Voting Agreements.

               (a) Limitations on Conversion. Each Purchaser agrees that it will not convert New Notes into shares of Common Stock if, as a result of such conversion, such Purchaser shall hold shares of Common Stock constituting that represent more than 10% of the number of the then-outstanding shares of Common Stock (based on the number of outstanding shares disclosed on the cover page of the Company's most recent 10-K or 10-Q) (the "Maximum Percentage"); provided, however, that no such conversions shall be prohibited if the Purchaser sells, disposes or otherwise transfers (or enters into a binding agreement to sell, dispose or otherwise transfer) any shares held by such Purchaser that are in excess of the Maximum Percentage within 10 days of any such conversion.

               (b) Voting. If any Purchaser converts the New Notes into shares of Common Stock, then such Purchaser agrees until December 31, 2003 that it will, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote (or cause to be voted) the shares of Common Stock so issued upon such conversion and held of record and beneficially by such party in a manner consistent, if at all, with the Other Stockholders' Vote (as defined below) on each and every matter proposed for approval by the stockholders of the Company (other than any proposal to effectuate a reverse stock split of the Common Stock). In addition, each Purchaser agrees until December 31, 2003 to vote any shares of Common Stock acquired by it and held beneficially by such party, if any, on or about the Closing Date, upon conversion of certain of the Company's debt securities, consistent with the foregoing provisions, if at all. The term "Other Stockholders' Vote" shall mean the results of voting on such matter that shall result from the votes cast by all other stockholders (other than stockholders who are officers of the Company) prior to the casting of votes by the Purchaser on such matter.

               (c) Until December 31, 2003, each Purchaser agrees that it will cause (i) any Affiliate (as defined below) or (ii) any other party with whom it has an agreement regarding the voting of Common Stock, who has acquired shares of Common Stock or New Notes subject to the provisions of Section 5.4(b) from the Purchaser, to agree for the benefit of the Company to cast their votes in accordance with Section 5.4(b). "Affiliate" shall mean (w) any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Purchaser; (x) any person who, from time to time, is a spouse or immediate relative of the Purchaser; (y) any person who, from time to time, is an officer, director or manager of the Purchaser; or (z) any person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the Purchaser, or of which the Purchaser is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.

               (d) Survival: Specific Performance. The obligations of each Purchaser under this Section 5.4 shall survive the Closing. The parties hereto agree that damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Section 5.4 and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction prohibiting any Purchaser from violating this Section 5.4.

        5.5 Listing of Common Stock. The Company shall cause all shares of Common Stock issuable upon conversion of the New Notes to be listed on the New York Stock Exchange.

        5.6 No Market Manipulation. Each Purchaser agrees that, during the Pricing Period and at all other times, it will not to use or employ, in connection with the purchase or sale of any security of the Company, any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the SEC may prescribe.

        SECTION 6. CONDITIONS TO CLOSING.

        6.1 Conditions to the Purchasers' Obligations to Close. The obligations of each Purchaser to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions:

               (a) Representations and Warranties; Performance. The representations and warranties of the Company contained in Section 3 shall be true and correct when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except to the extent of changes caused by transactions contemplated herein (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)). The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed by it or with which it is required to have complied with on or before the Closing.

               (b) Consents, Permits and Waivers. The Company shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Company necessary for consummation of the transactions contemplated by this Agreement.

               (c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to obtain damages or prohibit, alter, prevent or delay the Closing, shall have been instituted against the Company before any Governmental Entity and shall be pending.

               (d) Compliance Certificate. The Company shall deliver to the Purchasers at the Closing a certificate signed by an executive officer of the Company stating that the Company has complied with or satisfied each of the conditions to the Purchasers' obligation to consummate the Closing set forth in Sections 8.1(a), (b) and (c), unless waived in writing by the Purchasers.

               (e) Registration Rights Agreement. The Registration Rights Agreement shall be in form and substance reasonably satisfactory to the Purchasers and shall have been executed by the Company on or prior to such Closing.

               (f) Indenture and New Notes. The Indenture and the New Notes shall be in form and substance reasonably satisfactory to the Purchasers and shall have been executed by the Company on or prior to such Closing.

               (g) Opinion of Counsel. The Company shall deliver to the Purchasers at the Closing opinions of Gibson, Dunn & Crutcher LLP and other counsel for the Company reasonably acceptable to Purchasers in the form as set forth on Annex B.

               (h) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.

               (i) Listing of Common Stock. The Company shall have caused all shares of Common Stock issuable upon conversion of the New Notes to be listed on the New York Stock Exchange.

        6.2 Conditions to the Company's Obligations to Close. The obligations of the Company to effect the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions:

               (a) Representations and Warranties; Performance. The representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct on and as of the Closing (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchasers contained herein which is not hereinabove qualified by application thereto of a materiality standard (including for this purpose Material Adverse Effect), such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a). The Purchasers shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in the Agreement that are required to be performed by it or with which it are required to have complied with on or before the Closing.

               (b) Consents, Permits and Waivers. The Purchasers shall have obtained any and all material consents, approvals, licenses, permits, orders, authorizations, waivers and the like required to be obtained by the Purchasers necessary for consummation of the transactions contemplated by this Agreement.

               (c) Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted against the Purchasers before any Governmental Entity and shall be pending.

               (d) Legal Prohibition. The transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation.

               (e) Tax Deliveries. The Purchasers shall have executed and delivered to the Company a Form W-9 or Form W-8, as applicable, and a FIRPTA certificate.

               (f) Registration Rights Agreement. The Registration Rights Agreement shall be in form and substance reasonably satisfactory to the Company and shall have been executed by the Purchasers on or prior to such Closing.

               (g) Indenture and New Notes. The Indenture and the New Notes shall be in form and substance reasonably satisfactory to the Company.

        SECTION 7. TERMINATION OF AGREEMENT.

        7.1 Termination. This Agreement may be terminated (except for provisions that expressly contemplate performance after termination) and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

               (a) by the Purchasers, upon notice to the Company, if the conditions set forth in Section 6.1 shall not have been satisfied on or prior to June 15, 2002;

               (b) by the Company, upon notice to the Purchasers, if the conditions set forth in Section 6.2 shall not have been satisfied on or prior to June 15, 2002;

               (c) at any time by mutual agreement of the Company and the Purchasers;

               (d) by the Purchasers, if there has been any material breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within fifteen days after notice thereof, (it being understood and agreed by the Company and the Purchasers that, in the case of any representation or warranty of the Company contained herein that is qualified by a materiality standard (including for this purpose Material Adverse Effect), such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(d) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by the Company); or

               (e) by the Company, if there has been any material breach of any representation, warranty or any material breach of any covenant by the Purchasers contained herein and the same has not been cured within fifteen days after notice thereof (it being understood and agreed by the Purchasers and the Company that, in the case of any representation and warranty of the Purchasers contained herein that is qualified by a materiality standard (including for this purpose Material Adverse Effect), such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(e) if such representation or warranty was not true and correct in all respects at the time such representation or warranty was made by the Purchasers).

        7.2 Liability. Except as otherwise provided herein, any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement (which is not cured as permitted under Section 7.1(d) or 7.1(e)) in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

        SECTION 8. INDEMNIFICATION AND CONTRIBUTION.

        8.1 Indemnification.

               (a) The Company (the "Indemnifying Party") hereby agrees to indemnify the Purchasers and their agents and affiliates (collectively, the "Indemnified Parties") against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by them and arising out of or related to the transactions contemplated by this Agreement as a result of (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, (ii) any allegations, claims or investigations by shareholders or Governmental Entities of a breach of fiduciary duty or other misconduct by the Company's officers or directors, (iii) any other shareholder derivative actions (it being understood that Losses shall exclude any monetary loss resulting from the resale, or other decline in value, of any New Notes or Common Stock issued upon conversion thereof and provided that such exclusion shall not prevent the Indemnified Parties from seeking indemnification or damages from the Indemnifying Party under any other applicable provision of this Agreement), other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. The Indemnifying Party agrees to reimburse any Indemnified Party for all such Losses promptly after such Losses are finally judicially determined to by subject to indemnification hereunder. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

               (b) The obligations of the Indemnifying Party under this Section
        8.1 shall survive the termination of this Agreement; provided that the warranties and representations of the Company and each Purchaser contained in or made pursuant to this Agreement shall expire and terminate on the date that is eighteen (18) months following the Closing; provided further that such representations and warranties shall survive for the duration of a claim, if any, for indemnification alleging a breach of such representations or warranties that is made during such eighteen (18) months following the Closing.

               (c) In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligation the Indemnifying Party may have to any Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing (other than pursuant to this Agreement) to pay such expenses; or (ii) the Indemnifying Party, after timely notice of such claim, has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Parties' prior written consent (which shall not be unreasonably withheld) settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

        8.2 Contribution.

        If the indemnification provided for in Section 8.1 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other entity or person (other than the Purchasers and the other Indemnified Parties) and such Indemnified Party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1, any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

        SECTION 9. MISCELLANEOUS.

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasers shall be directed to the names and addresses of the Purchasers as set forth on Annex A attached hereto, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq., and notices to the Company shall be directed to Coeur d'Alene Mines Corporation, 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho 83816-0316, Attention: General Counsel, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Andrew E. Bogen, Esq.

        9.2 Assignment. Neither the Company nor the Purchasers may assign or delegate (whether by contract or operation of law, it being agreed that a merger shall be deemed to constitute an assignment) its rights, duties or obligations under this Agreement without the prior written consent of the other party hereto. Any attempted or purported assignment or delegation in violation of the preceding sentence shall be void.

        9.3 Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers.

        9.4 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CONFLICTS OR CHOICE OF LAW, OF THE STATE OF NEW YORK.

        9.6 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

        9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such provision in a valid and enforceable manner, and the balance of the Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms.

        9.8 Confidentiality. No disclosure shall be made by the Company to any person or entity of (i) the fact that this Agreement has been entered into or
(ii) the identity of any of the Purchasers, without the prior written consent of the Purchasers, except on a need to know basis to directors, officers, employees, agents and/or representatives of the Company who have agreed to the limitations on use imposed by this Agreement, unless in the opinion of counsel for the Company, disclosure is required to be made under applicable law, provided that, if the Company proposes to make any disclosure based upon the opinion of its counsel as aforesaid, the Company will advise and consult with the Purchasers prior to such disclosure concerning the information it proposes to disclose. Notwithstanding the foregoing, it is understood and agreed to by the Purchasers that the Company intends to file this Agreement as an exhibit to a Form 8-K filing promptly after the date hereof and that the Company shall not be obligated to advise and consult with the Purchasers prior to such disclosure or any other similar disclosure required pursuant to the rules and regulations of the SEC.

                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

THE COMPANY:                COEUR D'ALENE MINES CORPORATION

                            By: /s/ Dennis E. Wheeler
                                -----------------------------------------------
                                Name:  Dennis E. Wheeler
                                Title: Chairman, President and Chief Executive
                                             Officer

THE PURCHASERS:              LONESTAR PARTNERS L.P.

                             BY: SOUTHAMPTON CAPITAL L.P.

                             BY: SOUTHAMPTON CAPITAL LLC

                             By: /s/ Jerome L. Simon
                                -----------------------------------------------
                                 Name:  Jerome L. Simon
                                 Title: Managing Member

                               THE CONUS FUND L.P.

                               By: /s/ Andrew D. Zacks
                                  ---------------------------------------------
                                  Name:  Andrew D. Zacks
                                  Title: Managing Member, G.P.

                              EAST HUDSON INC. (BVI)

                              By: /s/ Andrew D. Zacks
                                  ---------------------------------------------
                              Name:  Andrew D. Zacks
                              Title: Managing Director, Conus Partners Inc.,
                                     Attorney-in-fact

                              THE CONUS FUND OFFSHORE LTD.

                              By: /s/ Andrew D. Zacks
                                  ---------------------------------------------
                                  Name:  Andrew D. Zacks
                                  Title: Managing Director, Investment Manager

                             JMB CAPITAL PARTNERS, L.P.

                             By: /s/ Jonathan Brooks
                                 ----------------------------------------------
                                 Name:  Jonathan Brooks
                                 Title: General Partner

                              LANGLEY PARTNERS, L.P.

                              By: /s/ Jeffrey Thorp
                                 ----------------------------------------------
                              Name:  Langley Capital, LLC
                              Title: Jeffrey Thorp / Managing Member

                              QUANTICO PARTNERS, L.P.

                              By: /s/ Jeffrey Thorp
                                 ----------------------------------------------
                              Name:  Langley Capital, LLC
                              Title: Jeffrey Thorp / Managing Member

                              GRYPHON MASTER FUND, LP

                              By: /s/ E.B. Lyon, IV
                                 ----------------------------------------------
                                 Name:  E.B. Lyon, IV
                                 Title: Authorized Agent

                                     ANNEX A

                                             PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER                      NEW NOTES       PURCHASE PRICE
-----------------------------                --------------------  --------------
Lonestar Partners L.P.                              5,999,000     $ 4,468,781.85
8 Greenway Plaza, Suite 800
Houston, TX 77046
Attn:  Mr. Jerome Simon

The Conus Fund L.P.                                 1,498,000     $ 1,115,891.85
c/o Conus Partners Inc.
One Rockefeller Plaza, 19th Floor
New York, NY 10020
Attn:  Mr. Andrew Zacks

East Hudson Inc. (BVI)                                331,000     $   246,568.89
c/o Conus Partners Inc.
One Rockefeller Plaza, 19th Floor
New York, NY 10020
Attn:  Mr. Andrew Zacks

The Conus Fund Offshore Ltd.                          226,000     $   168,352.17
c/o Conus Partners Inc.
One Rockefeller Plaza, 19th Floor
New York, NY 10020
Attn:  Mr. Andrew Zacks

JMB Capital Partners, L.P.                          6,041,000     $ 4,500,068.53
1999 Avenue of the Stars, Suite 2040
Los Angeles, CA 90067
Attn:  Mr. Jonathan Brooks

Langley Partners, L.P.                              2,685,000     $ 2,000,113.23
c/o Langley Capital, LLC
Attn. Mr. Jeffrey Thorp
535 Madison Avenue, 7th Floor
New York, NY 10022
(212) 850-7528
(212) 850-7589 Facsimile
JT@LangleyCapital.com

Quantico Partners, L.P.                             1,007,000     $   750,135.58
c/o Langley Capital, LLC
Attn. Mr. Jeffrey Thorp
535 Madison Avenue, 7th Floor
New York, NY 10022
(212) 850-7528
(212) 850-7589 Facsimile
JT@LangleyCapital.com

Gryphon Master Fund, L.P.                           3,692,000     $ 2,750,248.80
Attn. Mr. E.B. Lyon, IV
500 Crescent Court, Suite 250
Dallas, TX 75201
(214) 871-6998
(214) 871-6909 Facsimile
Bucky@GryphonLP.com

TOTAL                                              21,479,000     $16,000,160.90


                                     ANNEX A

                                     ANNEX B

                       FORM OF OPINION OF COMPANY COUNSEL

        (a) The Purchasers shall have received the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company (or other counsel reasonably acceptable to the Purchasers), dated the Closing Date addressed to the Purchasers to the effect that:

                      (i) Assuming the due authorization, execution and delivery of this Agreement, it constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                      (ii) Assuming the due authorization, execution and
               delivery of the Registration Rights Agreement , it constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                      (iii) Assuming the due authorization, execution and
               delivery of the Indenture, it constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

                      (iv) The New Notes, when executed and authenticated in
               accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

                      (v) The Company is not, and after giving effect to the
               transactions contemplated by this Agreement, will not be, directly or indirectly "controlled" by an "investment company," as such terms are defined in the 1940 Act;

                      (vi) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement and the Indenture will not, to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any applicable U.S. federal or New York statute, rule or regulation known to such counsel to be applicable to the Company, or, to such counsel's knowledge, any order, writ or decree of any U.S. federal or New York court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations (the opinion will also state that our opinion in this paragraph is based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to offerings of debt securities and we will express no opinion as to compliance by any of the parties to the above referenced agreements with any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of their business);

                      (vii) To our knowledge, no consent, approval,
               authorization, permit or order of or qualification with any U.S. federal or New York court, government or governmental or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations, is necessary in connection with the consummation by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Indenture (the opinion will also state that our opinion in this paragraph is based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to offerings of debt securities and we will express no opinion as to compliance by any of the parties to the above referenced agreements with any state or federal laws or regulations applicable to the subject transaction because of the nature or extent of their business);

                      (viii) Based solely on certificates of public officials,
               we confirm that the Company is duly qualified to do business as a foreign corporation in the following states:___________;

                      (ix) Assuming the accuracy of the representations and
               warranties made by each of the Purchasers, it is not necessary in connection with the issuance and delivery of the New Notes to the Purchasers pursuant to the terms of this Agreement to register such New Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"); and

                      (x) the Indenture complies as to form in all material
               respects with the requirements of the 1939 Act, and the rules and regulations of the SEC applicable to an indenture which is qualified thereunder.

        (b) The Purchasers shall have received the opinion of William Boyd, counsel for the Company, dated the Closing Date, addressed to the Purchasers to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the state of Idaho;

                      (ii) The Company has the requisite corporate power and
               authority to enter into this Agreement, the Registration Rights Agreement and the Indenture;

               (iii) This Agreement, the performance by the Company of its obligations hereunder and the issuance and delivery by the Company of the New Notes have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company;

                      (iv) The Registration Rights Agreement and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; and the Registration Rights Agreement has been duly executed and delivered by the Company;

                      (v) The Indenture and the performance by the Company of
               its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; and the Indenture has been duly executed and delivered by the Company;

                      (vi) The Common Stock issuable upon conversion of the New
               Notes has been duly authorized and reserved for issuance and delivery and when issued in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock is not subject to any preemptive or similar rights under the Company's certificate of incorporation or bylaws or the Idaho Business Corporation Act;

                      (vii) The execution and delivery by the Company of, and
               the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement and the Indenture will not, to such counsel's knowledge, result in any violation of the Company's charter or bylaws.

                      (viii) The authorized, issued and outstanding capital
               stock of the Company is as set forth in Section 3.7 of this Agreement;

                      (ix) To such counsel's knowledge, after due inquiry, the
               Company has not failed to obtain any license, claim, permit, franchise or other administrative or governmental authorization necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement and, all such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are valid and subsisting and in good standing;

                      (x) To such counsel's knowledge, after due inquiry, the
               Company and each of Coeur Rochester Inc., Coeur Silver Valley Inc., and Coeur Alaska Inc. (each a "Domestic Subsidiary" and together, the "Domestic Subsidiaries") holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the relevant jurisdiction in which each property described in the SEC Reports is located, in the ore bodies and mineral inventories described in the SEC Reports (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or each of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, to such counsel's knowledge, after due inquiry, either the Company or each of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easement, ingress, egress and access rights, and all other necessary rights and interests granting the Company or any of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the SEC Reports and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the SEC Reports, with only such exceptions as are described in the SEC Reports or as do not have a Material Adverse Effect, and each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect;

                      (xi) Each of the Company's Domestic Subsidiaries has been
               duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the SEC Reports, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

                      (xii) All issued and outstanding shares of capital stock
               of each of the Company's Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed in the SEC Reports, are owned by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations).


        (c) The Purchasers shall have received opinions substantially, in the form below for each of CDE Fachinal Ltd., Compania Minera CDE Petorca, and Empressa Minera Manquirie S.R.L. (each a "Foreign Subsidiary" and together, the "Foreign Subsidiaries"), opinions customary to such foreign jurisdiction of incorporation of each Foreign Subsidiary of foreign counsel that is satisfactory to the Purchasers, addressed to the Purchasers and to the effect that:

                      (i) Each of the Company's Foreign Subsidiaries has been
               duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the SEC Reports, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                      (ii) All issued and outstanding shares of capital stock of each of the Company's Foreign Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed in the SEC Reports are owned by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

                      (iii) To such counsel's knowledge, after due inquiry, each of the Company's Foreign Subsidiaries has not failed to obtain any license, claim, permit, franchise or other administrative or governmental authorization necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement and, all such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are valid and subsisting and in good standing; and

                      (iv) To such counsel's knowledge, after due inquiry, the
               Company and each of its Foreign Subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the relevant jurisdiction in which each property described in the SEC Reports is located, in the ore bodies and mineral inventories described in the SEC Reports (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or each of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, to such counsel's knowledge, after due inquiry, each of the Company's Foreign Subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easement, ingress, egress and access rights, and all other necessary rights and interests granting the relevant Foreign Subsidiary, as the case may be, the right and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the SEC Reports and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the SEC Reports, with only such exceptions as are described in the SEC Reports or as do not have a Material Adverse Effect, and each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect.

        The opinions set forth above that any document is valid, binding or enforceable according to its terms are qualified as to:

               (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally;

               (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

               (iii) general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, and limitations or rights of acceleration, regardless of whether enforceability is considered in a proceeding at law or in equity.

        (d) Counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States of America or the applicable state law, upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Purchasers and to their counsel, Latham & Watkins.